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                                                                    EXHIBIT 99.1

                           [PEROT SYSTEMS LETTERHEAD]

INVESTOR CONTACT:                                      MEDIA CONTACT:
Perot Systems Corporation                              Perot Systems Corporation
John Lyon                                              Mindy Brown
Phone: (972) 577-6132                                  Phone: (972) 577-6165
Fax:   (972) 577-6790                                  Fax:   (972) 577-4484
John.Lyon@ps.net                                       Mindy.Brown@ps.net

                PEROT SYSTEMS SUBMITS DOCUMENTS TO THE CALIFORNIA
            ATTORNEY GENERAL AND A CALIFORNIA STATE SENATE COMMITTEE


Today, June 20, 2002, Perot Systems Corporation (NYSE: PER) will deliver five boxes of documents to the California Attorney General and a committee of the California State Senate.

The information to be delivered today is the product of an ongoing process of searching for and producing information in response to the California Attorney General's subpoena and the committee's request. This process includes an extensive examination of the company's records. The documents produced today include final and draft documents.

The documents provided today to the California Attorney General and the committee, except those containing employee or client confidential information, will be filed in a Form 8-K with the Securities and Exchange Commission. This information will also be posted at URL=access.perotsystems.com, or may be accessed through http://www.perotsystems.com.

Perot Systems continues to believe that:

o The company did not improperly reveal, disclose or use any confidential proprietary information from the California Independent System Operator or the California Power Exchange.

o The company was not hired by any energy company to provide market simulation or gaming software or services for the deregulated California energy market.



                                     Page 1

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Perot Systems Submits Documents to the State of California          Page 2 of 4


Perot Systems has provided a range of unrelated services to Southern California Edison, Los Angeles Department of Water and Power and other energy companies in the United States and the United Kingdom.

After completing a detailed analysis of the 44-page document provided by Reliant Energy to the committee, Perot Systems continues to believe that the examples contained in the document were based on publicly available information and that any "holes" in the market protocols discussed in the document were corrected and were posted to the Federal Energy Regulatory Commission (FERC) Web site prior to the market opening on April 1, 1998. It remains unknown how this document was obtained by Reliant Energy.

Perot Systems has located a 115-page presentation that was used to provide a market overview to Reliant Energy on June 26, 1998. The 115-page document is the presentation underlying the $11,673 payment previously disclosed by Perot Systems Corporation as the only payment received from Reliant Energy. The examples in this presentation were based on publicly available information.

Perot Systems has engaged Dr. Steven Stoft, an economist, recognized expert on the California energy market and author of the book, Power System Economics:
Designing Markets for Electricity, to provide expert assistance. With respect to the 44-page document, Dr. Stoft said, "The 44-page document released by Senator Dunn contains the standard academic view - a view that I and others expressed in numerous published materials - that the California power market rules were flawed. The specific market rules discussed in this document were a matter of public record. The hypothetical examples show how the market rules, as initially published, would have worked. These examples make no use of any private or confidential information, and no such information was required to recognize or illustrate the `holes' discussed. That these `holes' were corrected even before the California market opened - as the document itself notes - demonstrates that it simply could not have served as a `blueprint' for manipulation of California electricity prices."

Additionally, Dr. Stoft said, "The separate 115-page presentation that appears to have been used at Reliant was a California market overview to a potential market participant. Like the 44-page document, it, too, was based on information in the public record and revealed no confidential information about the market."


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Perot Systems Submits Documents to the State of California           Page 3 of 4


As part of its document production, Perot Systems is also delivering documents received from Policy Assessment Corporation, a company not affiliated with Perot Systems. Policy Assessment Corporation marketed services and software to various energy companies, both independently and in conjunction with Perot Systems. These marketing efforts generated no business for Perot Systems. Perot Systems paid $3,082 to Policy Assessment Corporation for services provided to Perot Systems and related travel expenses during the fourth quarter of 1997. Documents provided by Policy Assessment Corporation to Perot Systems after the issuance of the California Attorney General's subpoena bear a separate designation "PSC-PAC" in the document production. Some of the "PSC-PAC" documents were also found in Perot Systems' files and are therefore included in the "PSC" documents. A statement of Dr. George Backus, President of Policy Assessment Corporation, dated June 19, 2002, is being filed as an exhibit to the Perot Systems SEC filing on Form 8-K.

Included in the production are documents indicating Perot Systems participated with Policy Assessment Corporation in a marketing effort to Enron. No business was conducted with Enron. The only payment from Enron to Perot Systems was in the amount of $3,060 for personal computer/local area network services performed in 1994.

The documents produced today also reflect marketing efforts to utilities and other energy companies relating to their participation in the deregulated California energy market. These marketing efforts were also unsuccessful.

ABOUT PEROT SYSTEMS

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations, and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems has more than 400 clients and reported 2001 revenue of $1.2 billion. The company has more than 8,500 associates located in the United States, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com.



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Perot Systems Submits Documents to the State of California           Page 4 of 4



ABOUT DR. STEVEN STOFT


Steven Stoft, Ph.D., Economics, University of California, Berkeley, is author of Power System Economics: Designing Markets for Electricity (Wiley/IEEE, 2002). Dr. Stoft is a former Senior Research Fellow, University of California Energy Institute, and a former Economist, Office of Economic Policy, Federal Energy Regulatory Commission.

Statements contained within this press release may contain forward-looking statements, which involve risks and uncertainties that may cause actual results to vary from those contained in the forward-looking statements. In some cases, you can identify such forward-looking statements by terminology such as "may," "will," "could," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue." In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, including the fact that Perot Systems' investigation into this matter is not yet complete and the continuing investigation could lead to additional information and documents that materially affect Perot Systems' current understanding of this matter. In addition, please refer to the Perot Systems Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for information regarding additional risk factors relating to Perot Systems' business. Perot Systems disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.


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